Exhibit 23.2

March 31, 2026

CONSENT OF QUALIFIED PERSON

Re: Form 10-K of Perpetua Resources Corp. (the “Company”)

I, Christopher Dail, consent to:

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the public filing by the Company and use of the technical report titled “Stibnite Gold Project S-K 1300 Technical Report Summary” (the “Technical Report Summary”), with an effective date of December 31, 2025, and that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities Exchange Commission, as an exhibit to and referenced in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and any amendments or supplements and/or exhibits thereto (collectively, the “Form 10-K”);

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the use of and reference to my name, including my status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-X promulgated by the U.S. Securities Exchange Commission), in connection with the Form 10-K and any such Technical Report Summary;

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any extracts from, or summary of, the Technical Report Summary (“Summary Material”) in the Form 10-K and the use of any information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that I supervised the preparation of, and/or that was reviewed and approved by me, that is included or incorporated by reference in the Form 10-K;

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the incorporation by reference of the above items as included in the Form 10-K into the Company’s Registration Statement on Form S-8 (Registration No. 333-256925), filed on June 9, 2021, relating to the Company’s Omnibus Equity Incentive Plan.

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the incorporation by reference of the above items as included in the Form 10-K into the Company’s Registration Statement on Form S-8 (Registration No. 333-255147), filed on April 9, 2021, relating to the Company’s 2011 Evergreen Incentive Stock Option Plan.

This consent pertains to the Summary Material, to the following Sections of the Technical Report Summary: 1.2-1.8, 1.12, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 17, 18.1.1, 18.2.1, 20, 21 and 25, and to the reference to my name as set forth above in the Form 10-K. I certify that I have read the Form 10-K and that it fairly and accurately represents the information in the Technical Report Summary for which I am responsible.

Yours truly,

/s/ Christopher Dail
Christopher Dail Exploration Manager at Perpetua Resources Idaho, Inc., a wholly owned subsidiary of Perpetua Resources Corp.